For the semi-annual period ended September 30, 2006
File number 811-04710



	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders


An Annual Meeting of Stockholders was held on August 9,
2006. At such meeting the stockholders elected the entire slate of Class II Directors.


a)	Approval of Directors

					Affirmative		 Shares
					votes cast 		Withheld

		Jessica M. Bibliowicz	7,133,679			86,301
		Robert H. Burns		6,845,421		    374,559
		David G.P. Scholfield	7,138,339		     81,641
		Douglas Tong Hsu		7,100,985		    118,995